EXHIBIT 99

Goff
         Ellenbogen
                  Backa & Alfera, LLC
         ----------------------------
         Certified Public Accountants


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Board of Trustees
Carnegie Savings Bank
Carnegie, Pennsylvania

We have audited the accompanying statements of condition of Carnegie Savings Bank as of December 31, 1997 and 1996, and the related statements of operations, changes in retained earnings, and cash flows for the years then ended. These financial statements are the representation of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carnegie Savings Bank as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/GOFF ELLENBOGEN BACKA & ALFERA, LLC.
GOFF ELLENBOGEN BACKA & ALFERA, LLC.

Pittsburgh, Pennsylvania
February 17, 1998
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